UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 19, 2005

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
                 -----------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                                 --------------
                            (ISSUER TELEPHONE NUMBER)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On December 19, 2005, XA, Inc., (the "Company") elected Joseph Wagner, Jean Wilson, and Chris Spencer as Directors of the Company at its annual meeting ("Meeting") held December 19, 2005. Chris Spencer was newly elected and Joseph
Wagner and Jean Wilson were re-elected as Directors. Of the 5,878,340 voting shares which were represented at the Meeting, 4,125,752 shares, constituting a majority of the Company's issued and outstanding shares eligible to vote at the meeting, voted for the election of the Directors and 1,752,588 shares voted against such election.

Also on December 19, 2005, as a result of the election of Mr. Spencer, Frank Goldstin, the Company's former Chief Executive Officer, was not re-elected as a Director of the Company.

ITEM 8.01 OTHER EVENTS.

CERTIFICATE OF AMENDMENT
------------------------

The Company filed a Certificate of Amendment ("Amendment") to its Articles of Incorporation with the Secretary of State of Nevada, which became effective on December 19, 2005, to increase its authorized shares, reauthorize the par value of its common stock, reauthorize its preferred stock and to reauthorize the par value of its preferred stock. The Amendment increased the authorized shares of the Company to Twenty Million (20,000,000) shares of common stock, re-authorized the par value of $0.001 per share, re-authorized Five Hundred Thousand (500,000) shares of preferred stock, and re-authorized the par value of $0.001 per share of preferred stock.

Shares of the preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The Amendment was approved at the Company's Meeting. The number of shares of common stock of the Company outstanding as of the record date of the Meeting was 3,683,750, the number of shares of Series A Preferred Stock outstanding was three (3). The Company's common stock was able to vote one vote per each outstanding share of common stock and the preferred stock was able to vote 1,278,036 votes for each share of preferred stock due to the face that the Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. As a result of the outstanding common and preferred stock, the total voting shares able to vote at the Meeting was 7,517,857 shares. The number of shares which voted to approve the Amendment was 5,878,340 shares, which represented a majority of the issued and outstanding shares of the Company and the unanimous vote of the voting shares represented at the Meeting.

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2005 Stock Incentive Plan
-------------------------

Additionally, at the Meeting, the Company's shareholders ratified the Company's 2005 Stock Incentive Plan, which had been adopted by the Company's Board of Directors on October 31, 2005 (the "Plan"). Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of Common Stock, or a reorganization or reclassification of the Company's common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is two million (2,000,000) shares.

The  Plan  is  intended  to  secure  for  the  Company the benefits arising from ownership of the Company's common stock by the employees, officers, Directors and consultants of the Company, all of whom are and will be responsible for the Company's future growth. The Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, Directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The Plan is attached as Appendix B to the Company's Definitive 14c Information Statement filed with the Securities and Exchange Commission on November 28, 2005, and incorporated herein by reference.

ITEM  9.1          FINANCIAL  STATEMENTS  AND  EXHIBITS

c)     Exhibits:

3.1     Certificate of Amendment to the Company's Articles of Incorporation

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XA, Inc.

December 20, 2005

/s/ Joseph Wagner
-------------------------
Joseph Wagner
Chief Executive Officer

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